Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

Silicon Graphics, Inc.	Case No. 06-10977 (BRL)

Debtors.	(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR

THE PERIOD FROM APRIL 29, 2006 TO MAY 26, 2006

DEBTOR’S ADDRESS:	1200 Crittenden Lane, Mountain View, California 94043

	MONTHLY DISBURSEMENTS MADE BY SILICON GRAPHICS, INC., AND ITS DEBTOR SUBSIDIARIES (IN MILLIONS);	$31 Million

DEBTOR’S ATTORNEY:	Weil, Gotshal & Manges LLP
Gary T. Holtzer
Stephen A. Youngman, Esq.
Shai Y. Waisman
767 Fifth Avenue
New York, New York 10153-0119

	MONTHLY OPERATING LOSS (IN MILLIONS):	$10 Million

REPORT PREPARER:	SILICON GRAPHICS, INC., et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verified under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ Kathy Lanterman
Kathy Lanterman Chief Financial Officer and Corporate Controller Silicon Graphics, Inc.

DATE: July 14, 2006

SILICON GRAPHICS, INC.

(Debtor-in-Possession)

SILICON GRAPHICS, INC.

(Debtor-in-Possession)

CASE NO. 06-10977 (BRL)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts, unaudited)

For the Month Ended May 26, 2006

Revenue:
Product and other revenue	$14,341
Product revenue from related party	1,017
Service revenue	17,612

Total revenue	32,970

Costs and expenses:
Cost of product and other revenue	10,957
Cost of service revenue	10,319
Research and development	7,225
Selling, general, and administrative	10,430
Other operating expenses, net (1)	4,214

Total costs and expenses	43,145

Operating loss	(10,175)

Interest expense	(861)
Interest and other income (expense), net	(406)

Loss before reorganization items and income taxes	(11,442)

Reorganization items	(197)

Loss before income taxes	(11,639)

Income tax benefit	(30)

Net loss	$(11,609)

Net loss per share - basic and diluted	$(0.04)

Weighted-average shares used to compute net loss per share – basic and diluted	271,899

(1)	Represents charges for estimated restructuring costs, related accretion expense, and asset impairments for the month ended May 26, 2006.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SILICON GRAPHICS, INC.

(Debtor-in-Possession)

CASE NO. 06-10977 (BRL)

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

May 26, 2006

(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$52,617
Short-term marketable investments	423
Short-term restricted investments	43,479
Accounts receivable, net	36,551
Inventories	76,538
Prepaid expenses	10,015
Other current assets	29,858

Total current assets	249,481

Restricted investments	291
Property and equipment, net of accumulated depreciation and amortization	30,999
Other non-current assets	66,881

$347,652

Liabilities and Stockholders’ Deficit:
Liabilities not subject to compromise:
Current liabilities:
Accounts payable	$6,949
Accrued compensation	24,336
Income taxes payable	2,432
Other current liabilities	44,971
Current portion of deferred revenue	97,739
Current portion of restructuring liability	14,620
Current portion of long-term debt	56,307

Total current liabilities	247,354

Long-term debt	610
Non-current portion of deferred revenue	45,728
Other non-current liabilities	63,515

Total liabilities not subject to compromise	357,207
Liabilities subject to compromise	313,978

Total liabilities	671,185

Stockholders’ deficit:
Common stock and additional paid-in capital	1,560,149
Accumulated deficit	(1,856,887)
Treasury stock	(6,760)
Accumulated other comprehensive loss	(20,035)

Total stockholders’ deficit	(323,533)

$347,652

The accompanying notes are an integral part of these condensed consolidated financial statements.

SILICON GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, unaudited)

For the Month Ended May 26, 2006

Cash flows from operating activities of continuing operations:
Net loss	$(11,609)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,848
Amortization of premium and discount on long-term debt, net	(65)
Write-off of unamortized premium and discount on long-term debt subject to compromise	(9,381)
Write-off of unamortized loan cost on long-term debt subject to compromise	2,074
Other	3,896

Changes in operating assets and liabilities:
Accounts receivable	9,758
Inventories	4,442
Accounts payable	5,994
Accrued compensation	(651)
Deferred revenue	(6,723)
Other assets and liabilities	920

Total adjustments	14,112

Net cash used in operating activities	2,503

Cash flows from investing activities of continuing operations:
Purchases of marketable investments	(104)
Proceeds from the maturities of marketable investments	—
Restricted investments:
Purchases	(1,646)
Maturities	3
Purchases of property and equipment	(255)
Decrease in other assets	(1,640)

Net cash provided by investing activities	(3,642)

Cash flows from financing activities of continuing operations:
Payments of debt principal	—
Proceeds from debt financing	23,000
Net proceeds from (reductions in) financing arrangements	(32)
Proceeds from employee stock plans	—

Net cash provided by financing activities of continuing operations	22,968

Net increase in cash and cash equivalents	21,829
Cash and cash equivalents at beginning of period	30,788

Cash and cash equivalents at end of period	$52,617

See accompanying notes to these condensed consolidated financial statements.

SILICON GRAPHICS, INC., et al.

CASE NO. 06-10977 (BRL) (jointly Administered)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Petition for Relief under Chapter 11

As previously disclosed, on May 8, 2006, Silicon Graphics, Inc. (the “Company”) and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (Case Nos. 06-10977 (BRL) through 06-10990 (BRL)). The Debtors remain in possession of their assets and properties as debtors-in-possession under the jurisdiction of the Court and in accordance with the provisions of the Bankruptcy Code. In general, as debtors-in-possession, each of the Debtors is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

As a result of the commencement of the Chapter 11 cases, the pursuit of all pending claims and litigation against the Debtors arising prior to or relating to events which occurred prior to the commencement of the Chapter 11 cases is generally subject to an automatic stay under Section 362 of the Bankruptcy Code, and, absent further order of the Bankruptcy Court, no party may take any action to recover any pre-petition claims, enforce any lien against or obtain possession of any property from the Debtors. In addition, pursuant to Section 365 of the Bankruptcy Code, the Debtors may reject or assume pre-petition executory contracts and unexpired leases, and parties affected by rejections of these contracts or leases may file claims with the Court that will be addressed in the context of the Chapter 11 Cases.

We have sought and obtained Court approval through our “first day” and subsequent motions to pay certain foreign vendors, meet our pre- and post-petition payroll obligations, maintain our cash management systems, pay our taxes, continue to provide employee benefits, honor certain pre-petition Customer programs, and maintain our insurance programs. In addition, the Court has approved certain trading notification and transfer procedures designed to allow us to restrict trading in our common stock (and related securities) which could negatively impact our accrued net operating losses and other tax attributes.

On May 10, 2006, SGI, Silicon Graphics Federal, Inc. and Silicon Graphics World Trade Corporation (collectively, the “Borrowers”) entered into a Post-Petition Loan and Security Agreement (the “Interim DIP Agreement”) dated as of May 8, 2006 with Quadrangle Master Funding Ltd., Watershed Technology Holdings, LLC and Encore Fund, L.P. (collectively, the “Interim DIP Lenders”). The Interim DIP Agreement provides a $70 million term loan to the Borrowers secured by certain of the borrower’s assets. The interest rate under the Interim DIP Agreement is the per annum rate equal to the greater of (i) the rate of interest published in the Wall Street Journal from time to time as the “Prime Rate” plus seven percentage points or (ii) 250 basis points higher than the rate at which cash interest is then payable under the DIP Agreement, provided that upon an event of default, the then current interest rate under the Interim DIP Agreement is increased by two percentage points. During May 2006, we borrowed $23 million against this facility.

Thereafter, the Debtors entered into a replacement Post-Petition Loan and Security Agreement with Morgan Stanley Senior Funding, Inc., as lead arranger, bookrunner, and administrative agent (the “Administrative Agent”), Wells Fargo Foothill, Inc., as collateral agent, revolving agent, and syndication agent, the Interim DIP Lenders and certain other lenders parties thereto, providing up to $130 million of debtor in possession financing. The Post-Petition Loan and Security Agreement was approved by the Bankruptcy Court on June 26, 2006. The Order approving the Post-Petition Loan and Security Agreement (i) authorized the Debtors to incur post-petition secured indebtedness in the amount of $130 million while granting to the Administrative Agent and lenders thereunder, subject to specified “permitted” prior liens, and a “carve-out” for specified professional fees and other costs and expenses, superpriority administrative expense claims and first priority priming liens against, and security interests in, substantially all of the Debtors’ then-owned and after-acquired property, (ii) authorized the Debtors to repay amounts owed under their prepetition credit agreement, which was repaid on June 28, 2006, (iii) authorized the Debtors to repay amounts borrowed under the Interim DIP Agreement, and (iii) authorized the Debtors’ use of cash collateral of their secured notes and granted to the secured notes certain adequate protection of their interests therein.

2. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared assuming we will continue as a going concern, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business. The condensed consolidated financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP), including AICPA Statement of Position (SOP) 90-7 Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the condensed consolidated balance sheet and classified as “liabilities subject to compromise” at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current or non-current. Our condensed consolidated statement of operations portrays the results of operations during Chapter 11 proceedings. As such, any revenues, expenses and gains and losses realized or incurred that are directly related to the bankruptcy case are reported separately as reorganization items due to bankruptcy.

We caution readers not to place undue reliance upon the information in this monthly operating report (Operating Report). The unaudited information in this Operating Report is subject to further review and potential adjustments and may not be indicative of our operating results. There can be no assurance that this Operating Report is complete and we undertake no obligation to update or revise the Operating Report. Further, the amount reported in this Operating Report, when reported on a quarterly basis, may differ materially due to adjustment to accruals, changes in facts and circumstances, changes in estimates, further analysis and other factors. For example, over half of each quarter’s product revenue results from orders booked and shipped during the third month, and disproportionately in the latter half of that month. As such, unaudited results of operations for the month shown herein are not necessarily indicative of operating results for the quarterly period.

Subject to the matters described in this Note 2, these monthly financial statements have been prepared in accordance with U.S. GAAP for interim financial reporting, and accordingly, do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended June 24, 2005 filed with the Securities and Exchange Commission on September 22, 2005. All inter-company balances and transactions have been eliminated. As indicated above, the unaudited results of operations for the interim period shown herein are not necessarily indicative of operating results for the entire fiscal year or any future interim period

The accompanying condensed consolidated financial statements include the accounts of Silicon Graphics, Inc. and our wholly- and majority-owned subsidiaries (both Debtor and Non-Debtor). See schedule I and Schedule II for a breakout between the Debtor and Non-Debtor entities.

In accordance with SOP 90-7, interest expense in the accompanying condensed consolidated statement of operations only reflects amounts that will be paid or are probable of being paid during the bankruptcy proceeding. Contractual interest for the period was $1.6 million, of which $.09 million was included in the accompanying condensed consolidated statement of operations.

3. Summary of Significant Accounting Policies

Our significant accounting policies are described in Note 2 of the Notes to Consolidated Financial Statements included in our fiscal 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 22, 2005. For interim reporting periods, except as noted above, we follow the same significant accounting policies.

4. Other Operating Expenses, Net

Other operating expenses, net represents the costs associated with our restructuring, charges associated with changes in the estimated useful lives of certain leasehold improvements and furniture and fixtures related to facilities in the process of being vacated, and operating asset write downs for fixed assets and demonstration units and purchase commitments associated with the end of production of existing Prism and Prism Deskside products and the cancellation of future Prism products

5. Inventories

Inventories were as follows (in thousands):

May 26, 2006
Components and subassemblies	$20,831
Work-in-process	37,564
Finished goods	10,437
Demonstration systems	7,706

Total inventories	$76,538

6. Other Current Assets

Other current assets were as follows (in thousands):

May 26, 2006
Deferred cost of goods sold	$16,687
Value-added tax receivable	5,342
Other	7,829

Total other current assets	$29,858

7. Restricted Investments

Restricted investments consist of short- and long-term investments held under a security agreement (see Note 9) or pledged as collateral against letters of credit. The majority of our restricted investments is currently pledged as collateral against letters of credit and is primarily associated with two specific customer arrangements for significant multi-year contracts with long-term delivery and installation commitments. Restricted investments pledged as collateral are held in our name by various financial institutions.

8. Property and Equipment

Property and equipment were as follows (in thousands):

May 26, 2006
Property and equipment, at cost	$357,614
Accumulated depreciation and amortization	(326,615)

Property and equipment, net	$30,999

9. Other Non-Current Assets

Other non-current assets were as follows (in thousands):

May 26, 2006
Spare parts	$20,642
Investments	13,752
Goodwill	12,901
Other	19,586

Total other non-current assets	$66,881

10. Financing Arrangement

On October 25, 2005, we entered into a two-year asset-backed credit facility with Wells Fargo Foothill, Inc. and Ableco Finance LLC. The facility provides for credit of up to $100 million, consisting of a $50 million revolving line of credit and a $50 million term loan. The borrowing base under this credit facility is determined weekly based on the value of working capital items, real estate and intellectual property. The revolving line of credit bears interest payable monthly at the prime rate plus 0.75% for cash advances up to $30 million. We are using our full capacity under this revolving line to secure $44 million in letters of credit, principally the rent deposits required under our leases for the Amphitheatre and Crittenden Technology Center campuses in Mountain View, California. We deposit additional cash collateral when the eligible accounts receivable and other collateral, which fluctuate within the quarter, are below the level needed to secure our letters of credit. The term loan and cash advances greater than $30 million bear interest payable monthly at the prime rate plus 4.5% or 10.0%, whichever is greater. Letters of credit bear interest payable monthly up to a maximum rate of 3.0%. The facility does not require the permanent deposit of cash collateral. The facility is secured by substantially all of the assets of SGI and its domestic subsidiaries (the Borrowers) and includes covenants for, among other things, minimum levels of EBITDA, minimum levels of cash and cash equivalents, and limits on capital expenditures. Subject to certain specified exceptions, the credit facility also limits the ability of the Borrowers to incur additional indebtedness, create liens on their assets, enter into certain transactions (including mergers, consolidations and reorganizations), dispose of certain assets, pay dividends or other distributions on capital stock, repurchase capital stock or prepay or repurchase debt obligations. The credit facility is subject to acceleration upon various events of default, including nonpayment of principal, interest, fees or other amounts when due, violation of covenants, commencement of insolvency proceedings against any Borrower or any of its U.S. subsidiaries or material foreign subsidiaries, the entry of certain judgments against any Borrower or any of its subsidiaries, cross default to indebtedness of any Borrower or any of its subsidiaries, and invalidity of loan documents or security interests. During the second quarter of fiscal 2006, we borrowed an initial $35 million against the term loan and on February 3, 2006, borrowed the remaining $15 million. See Notes 11 for additional information. We were in violation of the EBITDA covenant under this facility as of March 31, 2006. On May 3, 2006, we received a Default and Forbearance Letter from the lenders resulting from this violation. We accepted the terms of the Default and Forbearance Letter and applied $20 million of cash collateral against the outstanding term loan and reduced our obligation to $30 million. In addition, the full $30 million debt under this credit facility has been classified as short-term.

11. Debt

Debt was as follows (in thousands):

May 26, 2006
Term Loan due October 24, 2007	$30,000
$70 million DIP facility	23,000
Other	3,917

56,917
Less amounts due within one year	(56,307)

Amounts due after one year	$610

On October 25, 2005, we announced the completion of a new two-year asset-backed credit facility with Wells Fargo Foothill, Inc. and Ableco Finance LLC. The new facility provides for increased credit of up to $100 million, consisting of a $50 million revolving line of credit and a $50 million term loan. The borrowing base under the new credit facility is determined weekly based on the value of working capital items, real estate and intellectual property. The revolving line of credit bears interest payable monthly at the prime rate plus 0.75% for cash advances up to $30 million. We are using our full capacity under this revolving line to secure $44 million in letters of credit, principally the rent deposits required under our leases for the Amphitheatre and Crittenden Technology Center campuses in Mountain View, California. The term loan and cash advances greater than $30 million bear interest payable monthly at the prime rate plus 4.5% or 10.0%, whichever is greater. During the second quarter of fiscal 2006, we borrowed $35 million against the term loan and on February 3, 2006, we borrowed the remaining $15 million. Monthly payments on the term loan are to begin in December 2006. Term loan payments are calculated based on the drawn amount of the term loan at the time payment is scheduled to begin. Equal payments are made based on a 36-month period; however, the outstanding unpaid principal balance and all accrued and unpaid interest under the term loan shall be due and payable on the date of termination of the Agreement. No portion of the term loan that is repaid may be re-borrowed. The new facility is secured by substantially all of the assets of SGI and its domestic subsidiaries (the Borrowers) and includes covenants for, among other things, minimum levels of EBITDA, minimum levels of cash and cash equivalents, and limits on capital expenditures. Subject to certain specified exceptions, the new credit facility also limits the ability of the Borrowers to incur additional indebtedness, create liens on their assets, enter into certain transactions (including mergers, consolidations and reorganizations), dispose of certain assets, pay dividends or other distributions on capital stock, repurchase capital stock or prepay or repurchase debt obligations. The credit facility is subject to acceleration upon various events of default. See Note 10 for additional information. We were in violation of the EBITDA covenant under this facility as of March 31, 2006. On May 3, 2006, we received a Default and Forbearance Letter from one of our creditors resulting from this violation. We accepted the terms of the Default and Forbearance Letter and applied $20 million of cash collateral against the outstanding term loan and reduced our obligation to $30 million. In addition, the full $30 million debt under this credit facility has been classified as short-term.

Other long-term debt at May 26, 2006 includes $3 million of proceeds received in connection with products sold under certain sales-type lease arrangements, after which we sold the lease receivables to certain financial institutions. These long-term debt amounts represent future revenue streams for customer support contracts on those leased products that we are required under EITF 88-18, Sales of Future Revenue, to classify as debt. These future revenue streams will be amortized into revenue over the life of the contracts and will have no future cash-flow impact. Other long-term debt at May 26, 2006 also included a $1 million loan secured by a receivable. The loan bears interest at a fixed annual rate of 5.22% and is repayable in quarterly installments ending in fiscal 2008.

12. DIP Financing

On May 10, 2006, SGI, Silicon Graphics Federal, Inc. and Silicon Graphics World Trade Corporation (collectively, the “Borrowers”) entered into a Post-Petition Loan and Security Agreement dated as of May 8, 2006 (the “Interim DIP Agreement”) with Quadrangle Master Funding Ltd., Watershed Technology Holdings, LLC and Encore Fund, L.P. (collectively, the “Interim DIP Lenders”). The Interim DIP Agreement provides a $70 million term loan to the Borrowers secured by certain of the borrower’s assets. The interest rate under the Interim DIP Agreement is the per annum rate equal to the greater of (i) the rate of interest published in the Wall Street Journal from time to time as the “Prime Rate” plus seven percentage points or (ii) 250 basis points higher than the rate at which cash interest is then payable under the DIP Agreement, provided that upon an event of default, the then current interest rate under the Interim DIP Agreement is increased by two percentage points. During May 2006, we borrowed $23 million against this facility.

Thereafter, the Debtors entered into a replacement Post-Petition Loan and Security Agreement with Morgan Stanley Senior Funding, Inc., as lead arranger, bookrunner, and administrative agent (the “Administrative Agent”), Wells Fargo Foothill, Inc., as collateral agent, revolving agent, and syndication agent, the Interim DIP Lenders and certain other lenders parties thereto, providing up to $130 million of debtor in possession financing. The Post-Petition Loan and Security Agreement was approved by the Bankruptcy Court on June 26, 2006. The Order approving the Post-Petition Loan and Security Agreement (i) authorized the Debtors to incur post-petition secured indebtedness in the amount of $130 million while granting to the Administrative Agent and lenders thereunder, subject to specified “permitted” prior liens, and a “carve-out” for specified professional fees and other costs and expenses, superpriority administrative expense claims and first priority priming liens against, and security interests in, substantially all of the Debtors’ then-owned and after-acquired property, (ii) authorized the Debtors to repay amounts owed under their prepetition credit agreement, which was repaid on June 28, 2006, (iii) authorized the Debtors to repay amounts borrowed under the Interim DIP Agreement, and (iii) authorized the Debtors’ use of cash collateral of their secured notes and granted to the secured notes certain adequate protection of their interests therein.

13. Liabilities Subject to Compromise

Liabilities subject to compromise consist of the following (in thousands):

May 26, 2006
6.50% Senior Secured Convertible Notes due June 1, 2009	$188,578
6.125% Convertible Subordinated Debentures due February 1, 2011	56,776
11.75% Senior Secured Notes due June 1, 2009	2,386
Accounts payable	55,943
Accrued liabilities	10,295

Amounts due after one year	$313,978

In accordance with SOP 90-7, we ceased to accrue and recognize interest expense on liabilities subject to compromise as noted above. In addition, debt discounts and premiums, as well as capitalized debt issue costs associated with the above debt have been adjusted to reflect the debt at its probable allowed claim amount, resulting in a credit adjustment of approximately $ 7.3 million to reorganization items. Accounts payable and accrued liabilities subject to compromise represent our best estimated of known or potential pre-petition liabilities that are probable of resulting in an allowed claim against us in connection with the bankruptcy filings and are recorded at the estimated amount of the allowed claim, which may differ from the amount for which the liability will be settled. Such claims remain subject to future adjustment resulting from negotiations, actions of the Court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events.

14. Rejected Contracts

Initially we identified three leases, two subleases and eight executory contracts for rejection. On May 31, 2006, the Court approved the rejection of the identified leases, subleases and executory leases. We continue to evaluate our unexpired leases and subleases of nonresidential real property and certain executory contracts to determine which contracts will be assumed, assumed and assigned, or rejected.

Schedule I

SILICON GRAPHICS, INC.

(Debtor-in-Possession)

CASE NO. 06-10977 (Jointly Administered)

CONDENSED CONSOLIDATING BALANCE SHEET

(Unaudited)

(In thousands)

May 26, 2006

	Debtors	Non-Debtors	Eliminations (1)		Consolidated
Assets:
Current assets:
Cash and cash equivalents	$27,886	$24,731	$	— $	52,617
Short-term marketable investments	—	423		—	423
Short-term restricted investments	1,241	42,238		—	43,479
Accounts receivable, net	15,929	20,622		—	36,551
Inventories	75,980	584		(26)	76,538
Prepaid expenses and other current assets	890,386	52,113		(902,626)	39,873

Total current assets	1,011,422	140,711		(902,652)	249,481

Property and equipment, net of accumulated depreciation and amortization	28,478	2,521		—	30,999
Other non-current assets	169,710	226,384		(328,922)	66,881

	$1,209,610	$369,616		$(1,231,574)	$347,652

Liabilities and Stockholders’ Deficit:
Liabilities not subject to compromise:
Current liabilities:
Accounts payable	$2,426	$4,523	$	— $	6,949
Accrued compensation	13,938	10,398		—	24,336
Current portion of long-term debt	55,583	724		—	56,307
Other current liabilities	1,038,319	19,136		(897,693)	159,762

Total current liabilities	1,110,266	34,781		(897,693)	247,354

Non-current portion of deferred revenue	18,150	27,578		—	45,728
Other non-current liabilities	45,984	18,141		—	64,125

Total liabilities not subject to compromise	1,174,400	80,500		(897,693)	357,207

Liabilities subject to compromise	313,978	—		—	313,978

Total liabilities	1,488,378	80,500		(897,693)	671,185

Total stockholders’ deficit	(278,768)	289,116		(333,881)	(323,533)

	$1,209,610	$369,616		$(1,231,574)	$347,652

(1)	Consolidated financial results are comprised of Debtor and Non-Debtor entities that have affiliated transactions with other Debtor and Non-Debtor entities. Amounts included under the heading “Eliminations” represent entries required to properly eliminate transactions between affiliated entities for consolidated financial statement presentation purposes.

Schedule II

SILICON GRAPHICS, INC.

(Debtor-in-Possession)

CASE NO. 06-10977 (Jointly Administered)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

(Unaudited)

(In thousands)

For the month ended May 26, 2006

	Debtors	Non-Debtors	Eliminations (1)	Consolidated
Total revenue	$25,808	$7,338	$(176)	$32,970

Costs and expenses:
Cost of revenue	17,387	4,065	(176)	21,276
Research and development	6,810	415	—	7,225
Selling, general and administrative	6,376	4,054	—	10,430
Other operating expenses, net (1)	3,922	292	—	4,214

Total costs and expenses	34,495	8,826	(176)	43,145

Operating loss	(8,687)	(1,488)	—	(10,175)

Interest expense	(854)	(7)	—	(861)
Interest and other income (expense), net	(4,575)	4,168	1	(406)

(Loss) income before reorganization items and income taxes	(14,116)	2,673	1	(11,442)

Reorganization items:
Provision for rejected executory contracts		—	—
Research and development		—	—
Adjustments to debt carrying values for amounts in excess of allowed claims	7,307	—	—	7,307
Professional fees	(7,504)	—	—	(7,504)

(Loss) income before income taxes	(14,313)	2,673	1	(11,639)
Income tax benefit	—	(30)	—	(30)

Net (loss) income	$(14,313)	$2,703	$1	$(11,609)

(1)	Consolidated financial results are comprised of Debtor and Non-Debtor entities that have affiliated transactions with other Debtor and Non-Debtor entities. Amounts included under the heading “Eliminations” represent entries required to properly eliminate transactions between affiliated entities for consolidated financial statement presentation purposes.

Schedule III

SILICON GRAPHICS, INC.

(Debtor-in-Possession)

CASE NO. 06-10977 (Jointly Administered)

SCHEDULE OF PAYROLL AND PAYROLL TAXES

(Unaudited)

(In thousands)

For the period from April 29, 2006 to May 26, 2006

Gross wages paid (1)	$11,808

Employee payroll taxes withheld (2)	$3,084

Employer payroll tax contributions incurred	$863

(1)	Gross Wages were paid on May 5, 2006 and May 19, 2006.
(2)	Taxes are remitted by SGI to a third party vendor and paid by the vendor to the appropriate tax authorities.

Schedule IV

SILICON GRAPHICS, INC.

(Debtor-in-Possession)

CASE NO. 06-10977 (Jointly Administered)

SCHEDULE OF FEDERAL, STATE AND OTHER TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(Unaudited)

(In thousands)

For the period from April 29, 2006 to May 26, 2006

	Amount Withheld / Accrued	Amount Paid (1)	Amount Due
Federal and state income taxes	$—	$—	$—

State and local taxes:
Sales and use	$22	$—	$22
Property	—	—	—
VAT, net	426	207	219
Other	1	—	1

Total state and local taxes	$449	$207	$242

May 26, 2006
Aging of Net Amounts Withheld / Accrued:
0 to 30 Days	$657
31 to 60 Days	134
61 to 90 Days (2)	(95)
> 90 Days (2)	(247)

$449

(1)	Amounts represent net VAT tax refunds to be received.
(2)	At the first day hearing, the judge indicated that no sales and use taxes covered under the sales & use tax motion, including VAT/GST taxes, could be paid until a final hearing on May 31, 2006 at which time the sales & use tax motion was approved.

Schedule V

SILICON GRAPHICS, INC.

(Debtor-in-Possession)

CASE NO. 06-10977 (Jointly Administered)

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS BY DEBTOR

(Unaudited) (In dollars)

For the period from April 29, 2006 to May 26, 2006

Cash – beginning of month	$6,031,412

Receipts From Operations
Cash sales	—

Collections of Accounts Receivable
Pre-petition (SGI Inc.)	8,093,092
Pre-petition (SGI Federal)	2,533,317
Post-petition (SGI Inc.)	8,950,600
Post-petition (SGI Federal)	6,055,794
International receipts	4,129,531

Total operating receipts	29,762,334

Non-operating Receipts
International transfers	2,827,475
Funding lenders	23,000,000
Other	1,135,818

Total non-operating receipts	26,963,293

Total receipts	56,725,627

Total cash available	62,757,039

Operating Disbursements
Accounts payable (SGI Inc.)	15,876,945
Payroll (SGI Inc.)	10,901,507
Payroll (SGI Federal)	1,721,837
Taxes (SGI Inc.)	—
Taxes (SGI Federal)	—
Interest	1,448,920
Bank fees / other	36,160
International Disbursements	831,665

Total disbursements	31,074,180

Net cash flow	25,651,447
Change in float	83,353

Cash – end of period	$31,766,212

TOTAL DISBURSEMENTS BY DEBTOR

Legal Entity	Case Number	Disbursements
Silicon Graphics, Inc.	06-10977 (ALG)	$29,095,197
Silicon Graphics Federal, Inc.	06-10978 (ALG)	1,978,983
Cray Research, LLC	06-10979 (ALG)	—
Silicon Graphics Real Estate, Inc.	06-10980 (ALG)	—
Silicon Graphics World Trade Corporation	06-10981 (ALG)	—
Silicon Studio, Inc.	06-10982 (ALG)	—
Cray Research America Latina Ltd.	06-10983 (ALG)	—
Cray Research Eastern Europe Ltd.	06-10984 (ALG)	—
Cray Research India Ltd.	06-10985 (ALG)	—
Cray Research International, Inc.	06-10986 (ALG)	—
Cray Financial Corporation	06-10987 (ALG)	—
Cray Asia/Pacific, Inc.	06-10988 (ALG)	—
ParaGraph International, Inc.	06-10989 (ALG)	—
WTI Development, Inc.	06-10990 (ALG)	—

Total disbursements		$31,074,180

SILICON GRAPHICS, INC.

(Debtor-in-Possession)

CASE NO. 06-10977 (Jointly Administered)

DEBTOR’S STATEMENT REGARDING INSURANCE POLICIES

For the period from April 29, 2006 to May 26, 2006

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.